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                                                                    EXHIBIT 10.1


                         AMENDMENT AND WAIVER NO. 1 dated as of March 24, 2000
                    (this "Amendment") to the Credit Agreement dated as of August 12, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among WFS HOLDINGS, INC., a Delaware corporation, WORLDWIDE FLIGHT SERVICES, INC., a Delaware corporation (the "Company"), the lenders listed in Schedule 2.01 thereto (the "Lenders") and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

          The Company has requested that certain provisions of the Credit Agreement be amended or waived in the manner provided for in this Amendment, and the Lenders are willing to agree to such amendments and waivers as provided for in this Amendment.

         Accordingly, on the terms and subject to the conditions set forth herein the parties hereto hereby agree as follows:

         1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings given to them in the Credit Agreement.

         2. Amendments. (a) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of "Consolidated EBITDA" and replacing it with the following definition:

          "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense and other taxes based on net income for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) amounts accrued in respect of the management fees owed to Castle Harlan under the Management Agreement, whether or not paid, and (v) any extraordinary losses or nonrecurring non-cash charges for such period, and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary or non-cash gains or other non-cash items for such period, all determined on

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     a consolidated basis in accordance with GAAP. For purposes of calculating
     Consolidated EBITDA for any period (each, a "Reference Period") in connection with a determination of the Leverage Ratio or the Senior Leverage Ratio for such period, if during such Reference Period (or, in the case of pro forma calculations, during the period from the last day of such Reference Period to and including the date as of which such calculation is made) the Borrower or any Subsidiary shall have made a Material Disposition or Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition occurred on the first day of such Reference Period (with the Reference Period for the purposes of pro forma calculations being the most recent period of four consecutive fiscal quarters for which the relevant financial information is available); provided, that such pro forma calculations shall not give effect to operating expense reductions and other cost savings, other than as approved by the Administrative Agent. As used in this definition, "Material Acquisition" means any Permitted Acquisition or series of related Permitted Acquisitions that involves consideration (including any noncash consideration) with a fair market value in excess of $2,500,000; and "Material Disposition" means any disposition of property or series of related dispositions of property that involves assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the Equity Interests of a Subsidiary.

         (b) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of "Total Indebtedness" and replacing it with the following definition:

          "Total Indebtedness" means, as of any date, the sum of (a) the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, plus (b) the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries outstanding as of such date that is not required to be reflected on a balance sheet in accordance with GAAP (except for any such Indebtedness attributable to the issuance discount of the Senior Notes), determined on a consolidated basis.


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          3. Waivers. (a) The Lenders hereby waive any Default or Event of
Default resulting from a failure to comply with Section 6.12, Section 6.13 or
Section 6.14 of the Credit Agreement to the extent that, and only to the extent that, such Default or Event of Default would not have occurred if the amendments to the Credit Agreement provided for in Section 2 of this Amendment had become effective on the Effective Date.

          (b) Subject to paragraph (c) below, the Lenders hereby waive any Default or Event of Default resulting from a failure to comply with Section 5.01(f) of the Credit Agreement with respect to the budget to be delivered for the fiscal year of the Borrower beginning on January 1, 2000.

          (c) The waiver provided for by paragraph (b) above shall cease to be effective and have no further force and effect at 12:01 a.m., New York City time, April 15, 2000, and at such time and at all times thereafter the Credit Agreement shall apply in all respects as originally in effect without regard to such waiver, and the Administrative Agent and the Lenders shall have all rights and remedies under the Credit Agreement that they would have had if such waiver had never been granted.

          4. No Other Amendments or Waivers; Confirmation. Except as expressly amended or waived hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

          5. Representations and Warranties. The Company hereby represents and warrants to the Administrative Agent and the Lenders as of the date hereof:

          (a) After giving effect to the waiver provided for herein, no Default or Event of Default has occurred and is continuing.

          (b) All representations and warranties of the Company contained in the Credit Agreement (other than representations or warranties expressly made as of an earlier date) are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

          6. Effectiveness. This Amendment shall become effective only upon the receipt by the Administrative Agent of counterparts hereof, duly executed and delivered by the Borrower and the Required Lenders.

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          7. EXPENSES. The Borrower agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

          8. GOVERNING LAW; COUNTERPARTS. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          (b) This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first written above.


                                      WFS HOLDINGS, INC.,

                                      By: /s/ Marcel Fournier
                                          ------------------------------------
                                          Name:   Marcel Fournier
                                          Title:  President


                                      WORLDWIDE FLIGHT SERVICES, INC.,

                                      By: /s/ Peter A. Pappas
                                          ------------------------------------
                                          Name:  Peter A. Pappas
                                          Title: Chief Executive Officer

                                      THE CHASE MANHATTAN BANK,
                                      individually and as Administrative Agent

                                      By:  /s/ Matthew H. Massie
                                          ------------------------------------
                                           Name:  Matthew H. Massie
                                           Title: Managing Director